Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GameStop Corp.
Grapevine, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GameStop Corp. of our report dated March 30, 2011, relating to the consolidated financial statements and financial statement schedule and the effectiveness of GameStop Corp.’s internal control over financial reporting, which appear in GameStop Corp.’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011.

/s/ BDO USA, LLP
BDO USA, LLP

Dallas, Texas

July 29, 2011